UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

Commission File Number: 000-52387

China Agricorp, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1052279
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Fengshou Road West, Jiefang District, Jiaozuo, Henan Province, PRC 454000
(Address of principal executive offices)
011- 86-0391-3582676
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 2, 2011, the Board of Directors passed a resolution by unanimous written consent to immediately appoint Chao He as Chief Financial Officer of the Company, to serve at the pleasure of the Chief Executive Officer of the Company.

Chao He, age 29, became the Financial Controller of China Agricorp, Inc. (a Nevada corporation which merged into the Company in April 2011) in December 2010 and the Financial Controller of the Company on February 11, 2011. He was elected as the Chief Financial Officer of the Company on May 2, 2011. For approximately one year prior to his employment with China Agricorp, Inc., Mr. He was working as an analyst for the Shanghai office of Primary Capital, LLC, an investment and consulting firm in the U.S. During the period between April 2008 and January 2010, Mr. He was a financial analyst at Hella Shanghai General Electronic Co., Ltd. Prior to that, he served as a financial consultant at Marzars Group (Shanghai), an international financial consulting and advisory company, during July 2007 through April 2008. Mr. He graduated from Shanghai Maritime University in 2006 with a Bachelor degree in Accounting and Management. Mr. He is a certified member of the Association of International Accountants.

There is no family relationship between Mr. He and any other director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Agricorp, Inc.

Date: May 3, 2011	By:	/s/ Feng Hexi
Name: Feng Hexi
Title: Chairman of the Board